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EXHIBIT 22.1--SUBSIDIARIES OF THE REGISTRANT

                           PERCENTAGE
                            OWNED BY      STATE OF
       SUBSIDIARY          REGISTRANT   INCORPORATION
       ----------          ----------   -------------

Weirton Venture Holdings
  Corp.                        100%       Delaware

Weirton Coatings, LLC          100%       Delaware

W&A Manufacturing, LLC          50%       Delaware

MetalSite, Inc.              21.82%       Delaware

FW Holdings, Inc.              100%       Delaware